Exhibit 23.1

                    Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 26, 2001 included in Hershey Foods Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                      /s/ Arthur Andersen LLP
New York, New York
October 17, 2001